Exhibit 10.25
BEARINGPOINT, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated Effective February 1, 2007)
     1. Purpose. The purpose of the BearingPoint, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide employees of BearingPoint, Inc., a Delaware corporation (the “Company”), and its Affiliates (as defined below) added incentive to remain employed by such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) at below-market prices. The Company intends to use reasonable efforts to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). However, the Company does not undertake or represent that the Plan complies or will continue to comply with Section 423 of the Code. In addition, this Plan authorizes the grant of options and issuances of Common Stock which do not qualify under Section 423 of the Code pursuant to sub-plans adopted by the Committee (as defined in Section 12) designed to achieve desired tax or other objectives in particular locations or with respect to particular entities. For purposes of the Plan, the term “Affiliate” shall mean (i) any subsidiary corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, as described in Section 424(f) of the Code (a “Subsidiary”); and (ii) any other entity in which the Company has an equity interest or with which the Company has a significant business relationship. Furthermore, “Designated Affiliate” shall mean any Affiliate which has been designated by the Committee as eligible to participate in the Plan with respect to its employees.
     2. Eligibility.
          (a) Eligible Employee.
          (i) Grandfathered Offering Period. Participation in the Grandfathered Offering Period (as defined in Section 4(a)(i)) shall be limited to each Eligible Employee (as defined in Section 2(a)(ii)) who is actively participating in such Offering Period as of the Effective Date (as defined in Section 3). No right to purchase Common Stock under the Grandfathered Offering Period shall accrue in favor of any person who is not participating in the Grandfathered Offering Period as of the Effective Date.
          (ii) Regular Offering Periods. For any Regular Offering Period (as defined in Section 4(a)(ii)) commencing on or after the Effective Date, participation in a Regular Offering Period shall be open to each employee of the Company or any Designated Affiliate whose customary employment is for at least 20 hours per week as of the first day of such Offering Period (hereinafter, an “Eligible Employee”). No right to purchase Common Stock under a Regular Offering Period shall accrue in favor of any person who is not an Eligible Employee as of the first day of the applicable Regular Offering Period. For purposes of the Plan, the term “employee” shall mean any person employed by the Company or any Designated Affiliate, but shall not include any individual who performs services for the Company or any Designated Affiliate pursuant to an agreement (written or oral) that classifies such individual’s relationship with the

Company or any Designated Affiliate as other than a common law employee of the Company or any Designated Affiliate, regardless of whether such individual is at any time determined to be a common law employee of the Company or any Designated Affiliate.
          (iii) Special Offering Period. Each employee who is an Eligible Employee on the first day of a Special Offering Period (as defined in Section 4(a)(iii)) shall be eligible to participate in and shall automatically be enrolled in such Offering Period; provided, however, any Eligible Employee who is classified by the Company as a Managing Director, including Executive Officers, as of the first day of a Special Offering Period shall not be eligible to participate in such Offering Period. The Committee, in its discretion, may modify the rules of eligibility for a Special Offering Period, notwithstanding the immediately preceding sentence, prior to the first day of the Special Offering Period. No right to purchase Common Stock under the Special Offering Period shall accrue in favor of any person who is not an Eligible Employee as of the first day of the Special Offering Period.
          (b) Rights and Privileges. All Eligible Employees who participate in an Offering Period (a “Participant”) shall have the same rights and privileges under such Offering Period except for differences which may be mandated by local law and which are consistent with Section 423(b)(5) of the Code; provided, however, that a Participant in a sub-plan adopted pursuant to Section 16 hereof which is not designed to qualify under Section 423 of the Code need not have the same rights and privileges as a Participant in the portion of the Plan that is qualified under Section 423 of the Code. The Committee may impose restrictions on eligibility and participation of Eligible Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws and may impose other restrictions on eligibility and participation of employees consistent with Section 423 of the Code or local law.
     3. Effective Date of Plan. The Plan originally became effective as of February 8, 2001. The Plan, as amended and restated herein, shall become effective as of February 1, 2007 (the “Effective Date”).
     4. Offering Periods and Purchase Periods.
     (a) Offering Periods. While the Plan is in effect, the Committee, in its sole discretion, may commence any of the following offering periods (each an “Offering Period”):
          (i) Grandfathered Offering Period. There shall be an Offering Period that commenced February 1, 2005, and ends, if not sooner terminated, seven calendar days after a Form S-8 Registration Statement for the Plan becomes effective (the “Grandfathered Offering Period”).
          (ii) Regular Offering Periods. Unless the Committee determines otherwise, during each calendar year the Plan shall commence two Offering Periods of such duration as the Committee determines (each, a “Regular Offering Period”).

          (iii) Special Offering Periods. The Committee may commence additional Offering Periods at such times and for such durations as the Committee shall determine (each, a “Special Offering Period”).
          (b) Purchase Periods. While the Plan is in effect, the Committee, in its sole discretion, may commence any of the following purchase periods (each a “Purchase Period”) for each applicable Offering Period as follows:
          (i) Grandfathered Purchase Period. Unless the Committee determines otherwise, there shall be a single Purchase Period that is concurrent with the Grandfathered Offering Period (the “Grandfathered Purchase Period”), i.e., commencing on February 1, 2005, and ending, if not sooner terminated, seven calendar days after a Form S-8 Registration Statement for the Plan becomes effective.
          (ii) Regular Purchase Period. Unless the Committee determines otherwise, the Purchase Period for a Regular Offering Period shall be concurrent with such Offering Period (the “Regular Purchase Period”).
          (iii) Special Purchase Period. Unless the Committee determines otherwise, the Purchase Period for a Special Offering Period shall be concurrent with such Offering Period (the “Special Purchase Period”).
          (c) Participation.
          (i) Options. Each Participant shall be granted a separate right to purchase Common Stock (an “Option”) for each applicable Offering Period in which such Participant participates. The Option shall be granted on the first day of the applicable Offering Period and shall be exercised automatically on the last day of each applicable Purchase Period (the “Exercise Date”) within such Offering Period.
          (ii) Maximum Number of Shares. The Option represents the right to purchase on the Exercise Date of the applicable Purchase Period, at the Purchase Price hereinafter provided for, shares of Common Stock up to such maximum number of shares as specified by the Committee on or before the first day of the applicable Offering Period. With respect to a Participant participating in the Grandfathered Offering Period, such Participant may purchase as many shares of Common Stock for each Grandfathered Purchase Period within the Grandfathered Offering Period as permissible under Section 4(c)(iv).
          (iii) Limitations on 5% Owners. Notwithstanding any provision in this Plan to the contrary, no Eligible Employee shall be granted an Option under this Plan if such employee, immediately after the Option would otherwise be granted, would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary (including any stock attributable to such employee under Section 424(d) of the Code).

          (iv) $25,000 Limit. Notwithstanding any provision in this Plan to the contrary, no Eligible Employee may be granted an Option which permits such Eligible Employee’s rights to purchase Common Stock under this Plan and all other employee stock purchase plans, which qualify under Section 423 of the Code, of the Company and its Affiliates to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the time such Option is granted) for each calendar year in which the Option is outstanding at any time, as required by Section 423 of the Code. The determination of the accrual of the right to purchase Common Stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.
          (v) Restrictions on Participating in Multiple Offering Periods. Unless otherwise determined by the Committee, an Eligible Employee may simultaneously participate in a Regular Offering Period and a Special Offering Period, or in the Grandfathered Offering Period and a Special Offering Period. An Eligible Employee, however, may not participate in a Regular Offering Period while participating in the Grandfathered Offering Period.
          (d) Applicable Offering Period. Once an Eligible Employee is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to such employee until the earliest of (A) the end of such Offering Period or (B) the end of such employee’s participation under Section 8.
          (e) Black-Out Periods. If the Company is subject to a black-out period (as a result of the Company’s insider trading policies, Regulation BTR promulgated under the Securities Exchange Act of 1934 or any other applicable law), then the Committee may make appropriate adjustments, as determined in its discretion, to any of the Offering Periods and Purchase Periods that are affected by the black-out period.
     5. Basis of Participation.
          (a) Regular Offering Period.
          (i) Enrollment. Subject to compliance with applicable rules prescribed by the Committee and Section 4(c), each Eligible Employee shall be entitled to enroll in a Regular Offering Period as of the first day of any Regular Offering Period which begins on or after such employee has become an Eligible Employee.
          (ii) Payroll Deductions. To enroll in a Regular Offering Period, an Eligible Employee shall make a request to the Company or its designated agent, at the time and in the manner prescribed by the Committee, specifying the amount of payroll deduction to be applied to the compensation paid to the employee by the Company or Designated Affiliate while the employee is a Participant. The amount of each payroll deduction specified in such request for each such payroll period shall be a whole percentage of such Participant’s compensation, unless otherwise determined by the Committee to be a whole dollar amount, in either case not to exceed 15%, or such lesser percentage as may be determined by the Committee, of the employee’s compensation

          (before withholding or other deductions) paid to the Participant during the Regular Offering Period by the Company or any of the Designated Affiliates. Subject to compliance with applicable rules prescribed by the Committee, the request shall become effective on the first day of the Regular Offering Period following the day the Company or its designated agent receives such request. Payroll deductions (and any other amount paid under Section 5(e)) shall be made for each Participant in accordance with such Participant’s request until such Participant’s participation in the Plan terminates, such Participant makes a new request that changes the amount of payroll deductions, the Participant elects to suspend his or her participation in the Plan or the Plan terminates, all as hereinafter provided.
          (iii) Modifications, Suspensions or Termination by Participant. A Participant may change the amount of his or her payroll deduction at any time during the Regular Offering Period by so directing the Company or its designated agent at the time and in the manner specified by the Committee. The Committee may establish and amend rules limiting the frequency with which Participants may discontinue, suspend, resume or modify payroll deductions during any Regular Offering Period and may impose a waiting period. A Participant may elect to terminate his or her participation in a Regular Offering Period as provided in Section 8. The Committee also may change the rules regarding termination of participation or changes in participation in the Plan.
          (iv) Regular Purchase Account. Payroll deductions (and any other amount paid under Section 5(e)) for each Participant shall be credited to a purchase account established and maintained on behalf of the Participant on the books of the Participant’s employer or such employer’s designated agent (a “Purchase Account”). The following sub-accounts have been established for crediting payroll deductions and other contributions to the Plan: a Regular Purchase Account, a Grandfathered Purchase Account, and a Special Purchase Account. Subject to the limitations set forth in Section 4(c), on each Exercise Date in a Regular Offering Period, the amount in each Participant’s Regular Purchase Account will be applied to the purchase of the number of shares of Common Stock determined by dividing such amount by the Regular Purchase Price (as defined in Section 6(b)) for the Regular Purchase Period ending on such Exercise Date. No interest shall accrue at any time for any amount credited to the Regular Purchase Account of a Participant except where otherwise required by local law as determined by the Committee. Unless otherwise specified by the Committee, payroll deductions (and any other amount paid under Section 5(e)) made with respect to employees paid in currencies other than U.S. dollars shall be accumulated in local (non-U.S.) currency and converted to U.S. dollars as of the Exercise Date.
          (b) Grandfathered Offering Period.
          (i) Payroll Deductions. Payroll deductions (and any other amount paid under Section 5(e)) shall be made for each Eligible Employee participating in the Grandfathered Offering Period in accordance with such employee’s request until such employee’s participation in the Plan terminates, the Grandfathered Offering Period ends, the Participant elects to terminate his or her participation in the Grandfathered Offering Period, or the Plan terminates as provided in Section 8.
          (ii) Modifications, Suspensions or Termination by Participant. A Participant in the Grandfathered Offering Period may change the amount of his or her payroll deduction at any time during the Grandfathered Offering Period by so directing the Company or its designated agent at the time and in the manner specified by the Committee. The Committee may establish and amend rules limiting the frequency with which Participants may discontinue, suspend, resume or modify payroll deductions during the Grandfathered Offering Period and may impose a waiting period. A Participant may elect to terminate his or her participation in the Grandfathered Offering Period as provided in Section 8. The Committee also may change the rules regarding termination of participation or changes in participation in the Plan.
          (iii) Grandfathered Purchase Account. Payroll deductions (and any other amount paid under Section 5(e)) for each Participant in the Grandfathered Offering Period shall be credited to the Participant’s Grandfathered Purchase Account. On the Exercise Date for the Grandfathered Offering Period, the amount in a Participant’s Grandfathered Purchase Account shall be applied to the purchase of the number of shares of Common Stock determined by dividing such amount by the Grandfathered Purchase Price (as defined in Section 6(a)) as of such Exercise Date. No interest shall accrue at any time for any amount credited to a Grandfathered Purchase Account of a Participant except where otherwise required by local law as determined by the Committee. Unless otherwise specified by the Committee, payroll deductions (and any other amount paid under Section 5(e)) made with respect to employees paid in currencies other than U.S. dollars shall be accumulated in local (non-U.S.) currency and converted to U.S. dollars as of the Exercise Date.
          (c) Special Offering Period.
          (i) Contributions. On each Exercise Date within a Special Offering Period, the Company shall credit to the Special Purchase Account of each Participant in the Special Offering Period, who is employed on such date by the Company or a Designated Affiliate, a fixed dollar amount or an amount equal to a percentage of such Participant’s annualized base salary as in effect on the first day of the Special Offering Period, as determined by the Committee, in its discretion; provided, however, such credit shall be limited to the extent such credit would cause a Participant to purchase more than the maximum number of shares of Common Stock that a Participant may purchase for such Offering Period, as specified by the Committee prior to the first day of the Special Offering Period. Unless otherwise specified by the Committee, the amounts credited with respect to employees paid in currencies other than U.S. dollars shall be converted to U.S. dollars as of the Exercise Date.
          (ii) Opt-Out. Immediately prior to the Exercise Date for the first Special Purchase Period within a Special Offering Period, the Committee shall give each Participant in the Special Offering Period the right to opt-out of the Special Offering Period. In the event that a Participant in the Special Offering Period elects to opt-out of the Special Offering Period, no credit will be applied to the Participant’s Special Purchase Account. Any amount that would have been credited to the Participant’s Special Purchase Account shall be forfeited and shall not be paid to such Participant in cash or otherwise. Additionally, a Participant who elects to opt-out of the Special Offering Period shall not receive a credit to such Participant’s Special Purchase Account during a subsequent Special Purchase Period within the same Special Offering Period.
          (iii) Special Purchase Account. Solely for U.S. tax purposes, any amount credited to a Participant’s Special Purchase Account shall be deemed to have been made by each Participant and shall be treated as wages paid to the Participant. On each Exercise Date within a Special Offering Period, the amount credited to each Participant’s Special Purchase Account will be applied to the purchase of the number of shares of Common Stock determined by dividing such amount by the Special Purchase Price (as defined in Section 6(c)) for the Special Purchase Period ending on such Exercise Date.
     (d) Restrictions on Common Stock. Prior to the first day of the relevant Offering Period, the Committee may, in its discretion, establish transfer restrictions on the shares of Common Stock to be acquired by a Participant during such Offering Period.
     (e) Other Methods of Participation. The Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, including, but not limited to, delivery of funds by Participants in a lump sum or automatic charges to Participants’ bank accounts. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend or terminate any participation procedures established pursuant to this paragraph without prior notice to any Participant or Eligible Employee.
     6. Purchase Price. The purchase price per share of Common Stock hereunder shall be determined as follows:
     (a) Grandfathered Purchase Price. The purchase price per share of Common Stock for the Grandfathered Purchase Period shall be 85% of the Fair Market Value of a share of Common Stock on the Exercise Date for the Grandfathered Purchase Period (the “Grandfathered Purchase Price”). If such sum results in a fraction of one hundredth of one cent, the Grandfathered Purchase Price shall be increased to the next higher hundredth of one cent.
     (b) Regular Purchase Price. Unless otherwise determined by the Committee prior to the commencement of a Regular Offering Period, the purchase price per share of Common Stock for a Regular Purchase Period shall be 85% of the Fair Market Value of a share of Common Stock on the Exercise Date for such Regular Purchase Period (the “Regular Purchase Price”). If such sum results in a fraction of one hundredth of one cent, the Regular Purchase Price shall be increased to the next higher hundredth of one cent.
     (c) Special Purchase Price. Unless otherwise determined by the Committee prior to the first day of a Special Offering Period, the purchase price per share of Common Stock for a Special Purchase Period shall be 85% of the Fair Market Value of a share of Common Stock on the Exercise Date for such Special Purchase Period (the “Special Purchase Price”). If such sum results in a fraction of one hundredth of one cent, the Special Purchase Price shall be increased to the next higher hundredth of one cent.
     (d) Fair Market Value. For purposes of the Plan, “Fair Market Value” of a share of Common Stock on a given day shall be the last sale price of a share of Common Stock as reported on the New York Stock Exchange or on such other national securities exchange or market on which the Common Stock may be principally listed or quoted on the date as of which such value is being determined, or if there shall be no reported transactions for such date, on the next preceding date for which transactions are reported. If the Common Stock is not listed on a national securities exchange or market on the relevant date, Fair Market Value of a share of Common Stock shall be determined by the Committee in good faith. In no event, however, shall the Purchase Price be less than the par value of a share of Common Stock.
     7. Purchase Accounts and Certificates.
          (a) Delivery of Shares.
          (i) The Common Stock purchased on an Exercise Date by each Participant shall be posted to such Participant’s Purchase Account as soon as practicable after, and credited to such Participant’s Purchase Account as of, such Exercise Date. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee (or a broker selected by the Committee) or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such             shares. The Committee may require that shares purchased under the Plan shall automatically participate in a dividend reinvestment plan or program maintained by the Company. The Company shall retain the amount of payroll deductions (and any other amount paid under Section 5(e)) used to purchase Common Stock as full payment for the Common Stock. All             shares of Common Stock issued under the Plan shall be fully paid and non-assessable .
          (ii) Except as provided in Section 8 and Section 9, a Participant will be issued whole shares of Common Stock credited to such Participant’s Purchase Account when the Participant’s participation in the Plan is terminated, the Plan is terminated, or upon request, but, in the last case, only in denominations of at least 25 shares.
          (b) Purchase Account Information. After the close of each applicable Purchase Period, information will be made available to each Participant as soon as practicable regarding the entries made to such Participant’s Purchase Account, the number of shares of Common Stock purchased and the applicable Purchase Price.
          (c) Refunds. In the event that a Participant purchases the maximum number of shares of Common Stock, as determined in accordance with Section 4(c), and cash remains credited to the Participant’s Grandfathered Purchase Account or the Participant’s Regular Purchase Account, such cash shall be delivered as soon as practicable to such Participant.
     8. Suspension or Termination of Participation.
          (a) Suspension or Termination of Participation.
          (i) Election. A Participant may elect at any time, in the manner prescribed by the Committee, to suspend or terminate his or her participation in the Grandfathered Offering Period or any Regular Offering Period, provided such election is received by the Company or its designated agent prior to the date specified by the Committee for suspension or termination of participation during the Offering Period for which such suspension or termination is to be effective.
          (ii) Payroll Deductions and Refund. Upon any suspension or termination of participation pursuant to Section 8(a)(i), the Participant’s payroll deductions shall cease. Upon termination of participation pursuant to Section 8(a)(i), the Participant’s payroll deductions (and any other amount paid under Section 5(e)) credited to such Participant’s Grandfathered Purchase Account or Regular Purchase Account, if any, on the date of such termination shall be delivered as soon as practicable to such Participant. Following a suspension, a Participant may elect to resume payroll deductions in the applicable Grandfathered Offering Period or Regular Offering Period by providing notice, in the manner prescribed by the Committee.
          (iii) Reenrollment after Termination of Participation. A Participant who elects to terminate participation in the Grandfathered Offering Period or the Regular Offering Period shall be permitted to resume participation only in the next Regular Offering Period by making a new request at the time and in the manner described in Section 5 hereof
     (iv) Issuance of Share Certificates. If a Participant has not participated in any Offering Period for a period of two years, the Company, or its designated agent, may issue certificates for the number of full shares of Common Stock and the cash equivalent for any fractional share of Common Stock held in the Participant’s Purchase Account to such Participant or his or her legal representative. The cash equivalent for any fractional share of Common Stock shall be determined by multiplying the fractional share by the Fair Market Value of a share of Common Stock on the day immediately preceding the date of share issuance.
          (b) Other Termination of Participation.
          (i) Other Termination Events. If the Participant dies, voluntarily or involuntarily terminates employment with the Company or a Designated Affiliate for any reason, the Participant’s employer ceases to be a Designated Affiliate, or the Participant otherwise ceases to be an Eligible Employee, such Participant’s participation in the Plan shall immediately terminate. Unless otherwise required by local law, a Participant’s employment will be considered to have ceased for purposes of this Plan when he or she is no longer actively employed and will not be extended by any notice period mandated under local labor law. Notwithstanding the foregoing sentence, the Committee shall have the sole discretion to determine when a Participant’s employment has ceased for purposes of this Plan. The Committee also may establish rules regarding when leaves of absence or change of employment status will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Company and its Affiliates.
          (ii) Refund after Other Termination Event. Upon such terminating event set forth in Section 8(b)(i), any payroll deductions (and any other amount paid under Section 5(e)) credited to such Participant’s Grandfathered Purchase Account or Regular Purchase Account on the date of such termination shall be delivered as soon as practicable to such Participant or his or her legal representative, as the case may be without interest (except where required by local law) and certificates for the number of full shares of Common Stock and the cash equivalent for any fractional share held for such Participant’s benefit shall be issued to such Participant or his or her legal representative less any transaction costs or fees. The cash equivalent for any fractional share held for the benefit of a Participant shall be determined by multiplying the fractional share by the Fair Market Value of a share of Common Stock on the day immediately preceding such election to receive such shares.
     9. Termination or Amendment of the Plan.
     (a) Termination. The Plan shall terminate on June 30, 2026 unless earlier terminated by action of the Board of Directors (the “Board”) of the Company or the Committee, in which case notice of such termination shall be given to all Participants, but any failure to give such notice shall not impair the effectiveness of the termination. Such termination shall not impair any outstanding rights to purchase Common Stock under the Plan for the then current applicable Purchase Period in which such termination is to be effected. If at any time the number of shares of Common Stock remaining available for purchase under the Plan are not sufficient to satisfy all then-outstanding Options, the Board or Committee may determine an equitable basis of apportioning available Common Stock among all Participants. Upon termination of the Plan, the number of full shares of Common Stock held for each Participant’s benefit shall be issued as soon as practicable to such Participant and the cash equivalent of any fractional share so held determined as provided in Section 8, and, except as otherwise provided in Section 15, the cash, if any, credited to such Participant’s Grandfathered Purchase Account or Regular Purchase Account, shall be distributed as soon as practicable to such Participant.
     (b) Amendment. The Board or the Committee may amend the Plan from time to time in any respect for any reason; provided, however, no such amendment shall (a) materially adversely affect any outstanding rights to purchase Common Stock under the Plan for the then current applicable Purchase Period in which such amendment is to be effected, (b) increase the maximum number of shares of Common Stock which may be purchased under the Plan, (c) decrease the Purchase Price of the Common Stock for any Purchase Period below the lesser of 85% of the Fair Market Value thereof on the first day of the Offering Period containing such

Purchase Period and 85% of such Fair Market Value on the last day of such Purchase Period or (d) adversely affect the qualification of the Plan under Section 423 of the Code.
     10. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a Participant and any attempted transfer shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 8.
     11. Shareholder’s Rights. No Eligible Employee or Participant shall by reason of the Plan have any rights of a shareholder of the Company until he or she shall acquire Common Stock as herein provided.
     12. Administration of the Plan. The Plan shall be administered by a committee appointed by the Board consisting of two or more members of the Board (the “Committee”). In addition to the power to amend or terminate the Plan pursuant to Section 9, the Committee shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (iii) designate which Affiliates will participate in the Plan; and (iv) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan, including by way of illustration the adoption of sub-plans applicable to specified Affiliates or locations or the delegation of any of its power and authority to one or more individuals. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company or its Affiliates, any Participant and any other employee of the Company or its Affiliates. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Company shall pay all expenses incurred in the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder. Except as otherwise provided in Section 2(b), the Plan shall be administered so as to ensure that all Participants have the same rights and privileges as are provided by Section 423(b)(5) of the Code.
     13. Maximum Number of Shares. Subject to adjustment as hereinafter set forth, the maximum number of shares of Common Stock that may be purchased under the Plan is 19 million shares, plus an annual increase on the first day of each of the Company’s fiscal years beginning July 1, 2001 and ending June 30, 2026 equal to the lesser of (i) 30 million shares, (ii) three percent (3%) of the shares outstanding on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as is determined by the Board or the Committee. Common Stock sold hereunder may be purchased for Participants in the open market (on an exchange or in negotiated transactions) or may be previously acquired treasury shares, authorized and unissued shares, or any combination of shares purchased in the open market, previously acquired treasury shares or authorized and unissued shares. If the Company shall, at any time prior to, on or after the Effective Date of the Plan, change its issued Common Stock into an increased number of shares, with or without par value, through a stock dividend or a stock split, or into a decreased number of shares, with or without par value, through a combination of shares, then, effective with the record date for such change, the maximum number of shares of Common Stock which thereafter may be purchased under the Plan and the maximum number of shares which thereafter may be purchased during any Offering Period shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan and under any Offering Period proportionately increased, in case of such stock dividend or stock split, or proportionately decreased in case of such combination of shares.
     14. Miscellaneous. Except as otherwise expressly provided herein, (i) any request, election or notice under the Plan from an Eligible Employee or Participant shall be transmitted or delivered to the Company or its designated agent and, subject to any limitations specified in the Plan, shall be effective when received by the Company or its designated agent and (ii) any request, notice or other communication from the Company or its designated agent that is transmitted or delivered to Eligible Employees or Participants shall be effective when so transmitted or delivered. The Plan, and the Company’s obligation to sell and deliver Common Stock hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.
     15. Change in Control. In order to maintain the Participants’ rights in the event of any Change in Control of the Company, as hereinafter defined, on a date prior to such Change in Control, in the Committee’s discretion, (i) the then current Offering Periods shall end, (ii) in the Committee’s sole discretion, either the full amount or a pro-rated amount of the contributions that would have been otherwise made for the then current Special Offering Period shall be credited to all eligible Participants’ Purchase Accounts, (iii) all amounts credited to the Participants’ Purchase Accounts shall be applied to purchase shares of Common Stock pursuant to Sections 6 and 7, and (iv) the Plan shall immediately thereafter terminate. For purposes of this Section 15, “Change in Control” shall mean:
          (a) a sale or transfer of all or substantially all of the assets of the Company on a consolidated basis in any transaction or series of related transactions;
          (b) any merger, consolidation or reorganization to which the Company is a party, except for a merger, consolidation or reorganization in which the Company is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of the Company’s outstanding equity (on a fully diluted basis) immediately prior to the merger, consolidation or reorganization will own in the aggregate immediately following the merger, consolidation or reorganization the Company’s outstanding equity (on a fully diluted basis) either (i) having the ordinary voting power to elect a majority of the members of the Company’s board of directors to be elected by the holders of Common Stock and any other class which votes together with the Common Stock as a single class or (ii) representing at least 50% of the equity value of the Company as reasonably determined by the Board;
          (c) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the holders of the Company’s equity, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by any individual, entity or group (a “Person”) other than the Board, including any “person” within the meaning of Section 13(d) of the Exchange Act, for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board; or
          (d) any Person, other than KPMG LLP or its affiliates, acquires beneficial ownership of 30% or more of the outstanding equity of the Company generally entitled to vote on the election of directors.
     16. Committee Rules for Foreign Jurisdictions.
          (a) Rules and Procedures. The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.
          (b) Sub-Plans. The Committee may also adopt sub-plans applicable to particular Designated Affiliates or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
     17. No Enlargement of Employee Rights. Nothing contained in this Plan shall be deemed to give any Eligible Employee the right to be retained in the employ of the Company or any Affiliate or to interfere with the right of the Company or any Affiliate to discharge any Eligible Employee at any time.
     18. Governing Law. This Plan, any related agreements (such as an enrollment form), and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the law of the United States, shall be governed by the laws of the state of Delaware and construed in accordance therewith without giving effect to principles of conflicts of law.